UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2022

BEARD ENERGY TRANSITION ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41098	86-1990354
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

595 Madison Avenue, 29th Floor New York, NY 10022 (Address of principal executive offices, including zip code)

(713) 446-6259

(Registrant’s telephone number, including area code)

(214) 833-8913

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one warrant	BRD U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	BRD	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BRD WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, Yoav Lurie was appointed as a member of the board of directors (the “Board”) of Beard Energy Transition Acquisition Corp. (the “Company”), effective immediately. The Board has determined that Yoav Lurie is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable U.S. Securities and Exchange Commission (“SEC”) rules and regulations.

Under the NYSE listing standards and applicable SEC rules, the Company had 90 days from the effective date of the registration statement for its initial public offering to have the audit committee of the Board (the “Audit Committee”) be comprised of more than one independent member. Robert C. Reeves will continue to serve on the Audit Committee.

Yoav Lurie, age 38, has served as a member of the board of directors of WattBuy, a platform to help homeowners and renters decide which retail energy provider can supply them the cheapest, cleanest electricity, since 2020. From July 2019 to December 2019, Mr. Lurie served as President of Uplight, a company which provides software and services to more than 85 of North America's leading electric and gas utilities serving 110 million homes and businesses, with the mission of motivating and enabling energy users and providers to accelerate the clean energy ecosystem. From 2010 to 2019, Mr. Lurie served as CEO and Founder of Simple Energy, a leading provider of marketplaces, instant rebates, and customer engagement software for electric and gas utilities. Prior to that, Mr. Lurie served as Director and Practice Manager of Syneractive, Inc., a managing director for Teach for America. Mr. Lurie received his BA in Public Policy from Duke University. Mr. Lurie is well-qualified to serve as director due to his extensive experience in the utilities industry, including his substantial experience in the private sector.

In connection with his appointment to the Board, Mr. Lurie joined that certain letter agreement, dated November 23, 2021, among the Company, its officers and directors and its sponsor (the “Letter Agreement”) by entering into an Insider Letter Acknowledgment and Agreement, a copy of which is attached hereto as Exhibit 10.1. Please see the Company’s Report on Form 8-K dated November 29, 2021 for information regarding the Letter Agreement. The Company also entered into an Indemnification Agreement with Mr. Lurie, a copy of which is attached hereto as Exhibit 10.2, which requires the Company to indemnify him to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which he could be indemnified.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Insider Letter Acknowledgment and Agreement, dated February 18, 2022, between the Company and Yoav Lurie.
10.2	Indemnification Agreement, dated February 18, 2022, between the Company and Yoav Lurie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2022

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

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